FORM 10-KSB
         SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549
 [X] 15,ANNUAL REPORT UNDER SECTION 13 OR 15(D) OF
        THE SECURITIES EXCHANGE ACT OF 1934
        For the fiscal year ended: 3/31/01
                       OR
[ ]15,TRANSITION REPORT PURSUANT TO SECTION 13 OR
    15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from            to

      Commission file number -  000-26361

        Creative Beauty Supply, Inc
(Exact name of Registrant as specified in its charter)

NEW JERSEY                                            22-3392051
(State or other    (Primary Standard Industrial    (I.R.S. Employer
jurisdictions       Classification Code Number)  Identification number)
of incorporation
or organization


380 Totowa Road, Totowa, NJ             07512
(Address of principal                 (Zip Code)
executive offices)

                 Telephone:  973-904-0004
 (Registrant's telephone number, including area code)

Securities registered pursuant to
    Section 12(b) of the Act:           None
Securities registered pursuant  to
     Section 12(g) of the Act:         Common
Stock, $.001 par value

Check whether the Company (1) has filed all
reports required to be filed by Section 13 or
15(d) of the Securities Exchange Act during the
preceding 12 months (or such shorter period that
the Company was required to file such reports),
and (2) has been subject to such filing
requirements for at least the past 90 days.
 Yes    __x__   No  _____

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of Company's knowledge, in definitive proxy or information statements incorporated by reference in
Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [x]

The Company's revenues for its most recent fiscal year were $240,420. As of March 31, 2001, the market value of the Company's voting $.00l par value common stock held by non-affiliates of the Company was $0.00.

The number of shares outstanding of Company's class of common stock, as of March 31, 2001 was 1,864,650 shares of its $.001 par value common stock.

Check whether the Issuer has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court.
Yes  __x__  No _____

No documents are incorporated into the text by reference.

Transitional Small Business Disclosure Format
(check one)
 Yes                No     x
     --------          --------

                                    PART I
ITEM 1.    BUSINESS - General

A.   The Company was incorporated in New Jersey on
August 28, 1995.   On March 15, 1996, the Company
effectuated a 45,392 for 1 stock split.   There
have been no other material events in the
development of the Company (including any material
mergers or acquisitions) since inception.   There
are no pending or anticipated mergers,
acquisitions, spin-offs or recapitalizations.   On
February 26, 1997, the Company's officers
surrendered 7,543,000 Common Shares.   The issued
and outstanding shares were reduced from
11,348,000 to 3,805,000.   An additional 795,000
common shares were subsequently issued.   On July
1, 1997, the Company effectuated a 1 for 2.5 reverse stock split reducing the then issued and outstanding shares from 4,600,000 to
1,840,000, subsequently issuing another 24,650
shares from March 30, 1998 through July 26, 1998 bringing the total issued and outstanding shares to 1,864,650.

Corporate Operations.    The Company operates as a
cosmetic and beauty supply distributor at both the retail and wholesale levels. The Company's various beauty and cosmetic products are purchased by it from a number of unaffiliated suppliers and manufacturers and thereafter sold on its premises to retail "walk-in" customers or directly to beauty salons.

Products.   The Company's beauty and cosmetic
products primarily consist of the following items:
Shampoos, conditioners, mousse, setting/styling
and spray gels, lotions, lipstick and nail
products and hair sprays as well as such beauty
and cosmetic related appliances as blow dryers,
curling irons, mirrors, air diffusers and hair
trimmers.   Many of the aforesaid products (at
least 80%) may be considered to be "national"
brands bearing consumer recognition with respect
to the their respective names.   Such consumer
recognition of such "brand" names is considered by the Company to be of assistance to it with respect to sale of such products since consumer recognition is advanced by national brand media advertising (at no cost to the Company but to the Company's benefit) when potential customers are already familiar with the product as a result of media advertising.



Suppliers.   The above indicated products are
purchased by the Company from a number of
unaffiliated suppliers and management of the
Company does not contemplate or anticipate any
significant difficulties with its ability to
purchase such products from its current suppliers
and/or from replacement and/or additional
suppliers if and when necessary or advisable.
The Company does not have any written agreements
with any of its suppliers.   During the most
current year (2001) the Company purchased
approximately 57% of its products from one
supplier.   Management believes that other
suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a delay in obtaining merchandise and possible loss of sales that could effect operating results.

Distribution.   The Company is currently
distributing its products to approximately 200
nail and beauty salons.   Its territory is
principally and almost exclusively located within the northern and central portion of the State of New Jersey, in the counties of Essex, Hudson, Bergen, Passaic, Morris and Union.

The Company sells cosmetic and beauty supplies, both on the retail and wholesale levels to beauty salons and to the general public.

Wholesale sales consist of sales to beauty salons
of merchandise for resale.  Sales of merchandise
to beauty salons for their own consumption, not
for resale, are considered retail sales.   All
sales to the general public are also considered retail sales.

Net sales are summarized as follows:
                     2001            2000
                 -----------       ---------
Wholesale          $106,919        $103,470
Retail              133,501         141,839
                  ---------       ---------
                   $240,420        $245,309
                  =========       =========
Competition.   Competition is based on price.  The
Company's price ranges of its various products are
within the manufacturer-suggested prices, services
and product lines.  The Company is competing with
established companies and other entities (many of
which may possess substantially greater resources
than the Company).   Almost all of the companies
with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the
Company now has, or will have in the foreseeable future. It is also likely that other competitors will emerge in the near future. There is no assurance that the Company's products will compete successfully with other established and/or well-regarded products. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein.

Marketing.   The Company intends to purchase its
products in larger quantities, resulting in larger
discounts on purchases, resulting in more profit
and better competition.   The Company's products
will be marketed through a combination of personal
contact by sales representatives, catalog
advertising to the salon industry and special
promotion.     The salons order and receive their
products weekly.   No customer accounts for more
than 20% of sales and there are no existing sales contracts.

Backlog.   The Company services its wholesale
accounts on two days notice. There is no backlog.
If the Company does not have a specific item, it is back ordered until the next delivery.

Employees.   The Company currently has one full-
time employees and nopart-time employees.

The Company's operations do not depend nor are
they expected to depend upon patents, copyrights,
trade secrets, know-how or other proprietary
information.   No amounts have been expended by
the Company for research and development of any products nor does the Company expect to expend any amounts this year.

The Company's business, products and properties are not subject to material regulation (including environmental regulation) by federal, state, or local governmental agencies.

Seasonal Nature of Business Activities.   The
Company's business activities are not seasonal.

ITEM 2.  PROPERTIES.

The Company's executive offices and showroom are
located at 380 Totowa Road, Totowa, New Jersey
07512.  Telephone No. (973) 904-0004.   These
offices consist of 1,400 square feet on a lease
term.   The Company has a lease for a term of
three (3) years commencing May 1, 1999 at a
monthly rental of $1,200 per month for the first
twelve (12) months and $1,300 a month for each of
the remaining twenty four (24) months.    The
Company needs additional warehouse space and will
attempt to locate adequate warehouse space on a
lease basis in the near future.   The
Company owns its delivery vehicle and the computers used in the operation of the business.

ITEM 3.    LEGAL PROCEEDINGS.

The Company is not involved in any legal proceedings at this date.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF
SECURITY HOLDERS.

During the fourth quarter of the fiscal year ended
March 31, 2001, no matters were submitted to a vote of the Company's security holders, through the solicitation of proxies.

                                   PART II

ITEM 5.    MARKET FOR COMPANY'S COMMON EQUITY AND
RELATED STOCKHOLDER
MATTERS

The Company's common stock is currently not
trading and therefore, has no market value.   The
Company has applied to have its common stock traded in the over-the-counter market and listed on the NASDAQ Bulletin Board.

The Company has never paid any cash dividends nor does it intend, at this time, to make any cash distributions to its shareholders as dividends in the near future.

As of March 31, 2001, the number of holders of Company's common stock was 116.

ITEM 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Trends and Uncertainties. Demand for the Company's products will be dependent on, among other things, market acceptance of the Company's concept and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of the Company's activities is the receipt of revenues from the sales of its products, the Company's business operations may be adversely affected by the Company's competitors and prolonged recessionary periods.

Hair styles in the industry change drastically from season to season.
The recent trend away from straight hair will have a favorable impact on the sales of the Company's hair products such as perms, etc. although the extent of this impact is indeterminable.

Capital and Source of Liquidity.   In April 1999,
the Company renewed its lease for a term of three
(3) years commencing May 1, 1999 at a monthly rental of $1,200 per month for the first twelve
(12) months and $1,300 a month for each of the remaining twenty four (24) months.

For the year ended March 31, 2001, the Company had a non-cash financing activity of $173,750 for forgiveness of debt by stockholders.

For the year ended March 31, 2000, the Company pursued no financing activities.

For the year ended March 31, 2001, the Company
made an investment in marketable securities of
$50,000 resulting in net cash used in investing
activities of $50,000.   Although the market value
has increased considerably, there is no guarantee that the marketable securities will hold their value. Management intends to sell the investment in the near future.

For the year ended March 31, 2000, the Company pursued no investing activities.

Results of Operations.

The Company sells approximately 1,000 different
products at varying mark ups ranging from 15 to 35
percent.   The Company has two types of customers,
beauty salons and the general public.   The gross
profit margin on sales of merchandises to the
general public ranges from 20 to 35 percent
depending on the product sold.   The gross margin
on sales of merchandise to beauty salons is
somewhat less ranging from 15 to 25 percent
depending on the product sold and the discount
given.   The Company's product margins are
decreasing due to stiffer competition and a sales mix shift from retail to wholesale sales (retail sales decreasing, wholesale sales increasing).

March 31, 2001 compared to March 31, 2000

For the year ended March 31, 2001, the Company had a net loss of $(72,851). The Company had net sales of $240,420 with a cost of goods sold of $188,736 resulting in gross profit of $51,684 for the year ended March 31, 2001.

The Company had operating expenses of $134,029 for
the year ended March 31, 2001.   These expenses
primarily consisted of officer's salaries of $56,936, auto and delivery of $8,360, professional fees of $27,812, rent of $15,204, telephone of $2,466, utilities of $2,242, store supplies of $1,587, insurance of $3,404, office expenses of $2,989 payroll and other taxes of $2,599 and other miscellaneous expenses of $10,430.

For the year ended March 31, 2000, the Company had a net loss of $(47,283). The Company had net sales of $245,309 with a cost of goods sold of $174,722 resulting in gross profit of $70,587 for the year ended March 31, 2000

The Company had operating expenses of $134,792 for
the year ended March 31, 2000.   These expenses
primarily consisted of officer's salaries of $61,189, auto and delivery of $12,339, professional fees of $25,530, rent of $15,137, telephone of $2,012, utilities of $1,825, store supplies of $1,716, insurance of $3,248, payroll and other taxes of $2,561 and other miscellaneous expenses of $9,235.

The Company's product margin decreased from year
ended March 31, 2000 to March 31, 2001 by
approximately 7% (from 28.77% to 21.5%).   This
decrease represents an approximately 26.78%
decrease in gross margin.   The decrease is a
direct result from the change in sales mix, lower
volume purchases from suppliers resulting in
higher unit cost, and increased competition.   The
Company did not take advantage of purchase
discounts offered.   The Company raised its prices
in 2000 that resulted in lower sales in 2001.   In
2000, the Company had 1,935 invoices to customers while in 2001, the Company had only 1,852 invoices, a decrease of 4.8%, resulting in a decrease of $4,889 in sales for 2001.

Auto and delivery expenses decreased approximately
$3,979 from $12,339 to $8,360 as a direct result
of the Company's delivery van (a 1996 vehicle)
repairs in 2000.   The van required a new
transmission and motor repairs during the year
2000 totaling approximately $3,400 while in 2001, repairs were minimal.

Professional fees increased due to additional cost associated with the new auditing firm, higher fees charged by stock transfer agent and normal fee increases by all professionals.

The major cause of the Company's losses from operations have been the low sales volume.
Management is looking for new suppliers at more favorable prices and to increase their customer base and sales volume.

Management believes that the implementation of its inventory controls and obtaining supplies from new sources will have a favorable impact on the Company's results of operations within the next 12 months.

Plan of Operation.  During the next twelve months,
the Company may obtain new product lines by
negotiating with various manufacturers.   The
Company does not intend to hire any additional employees.

The Company's liquidity will be decreased due to little or no increase in revenue and higher operating costs.

The Company is not delinquent on any of its
obligations even though the Company has had
limited operating revenues.   The Company intends
to market its products utilizing cash made
available from the sale of its products.   The
Company is of the opinion that revenues from the sales of its products and the proceeds from the sale of its securities will be sufficient to pay its expenses.

The Company does not have nor does it intend to have pension and/or other post-retirement benefits in the future.

The Company does not have any or intends to have any derivative instruments or hedging activities.

ITEM 7.  FINANCIAL STATEMENTS AND SUPPLEMENTARY
         DATA

Financial Statements

The response to this item is being submitted as a separate section of this report beginning on page
9.

ITEM 8.   CHANGES IN AND DISAGREEMENTS WITH
          ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
          DISCLOSURE

Effective August 7, 2000, the board of directors
of the Company decided it no longer needed the
services of Bederson & Company, LLP. as the
Company's independent public accountants.   The
decision to use another accounting firm was made
due to the resignation of Thomas Parrillo from
Bederson & Company, LLP, who had worked directly
with the Company.   Mr. Parrillo took another
position with Ehrenkrantz Sterling & Co., LLC

Bederson & Company's report on the financial statements of the Company for the two fiscal years ended March 31, 2000, neither contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's fiscal year ended March 31, 2000, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and there were no "reportable events" with Bederson & Company, LLP as described in Items
304 (a)(1)(iv) and (v) of Regulation S-K, respectively.

Effective August 7, 2000, the board of directors of the Company engaged the accounting firm of Ehrenkrantz Sterling & Co., LLC as principal accountants of Creative for the fiscal year ended
March 31, 2001.

                                  PART III

ITEM 9.    DIRECTORS AND EXECUTIVE OFFICERS OF THE
COMPANY


Board of Directors.  The following persons listed
below have been retained to provide services as
directors and executive officers until the
qualification and election of his successor.  All
holders of Common Stock will have the right to
vote for Directors of the Company.  The Board of
Directors has primary responsibility for adopting
and reviewing implementation of the business plan
of the Company, supervising the development
business plan, review of the officers' performance
of specific business functions.  The Board is
responsible for monitoring management, and from
time to time, to revise the strategic and
operational plans of the Company.    Directors
receive no cash compensation or fees for their services rendered in such capacity.

Name                            Position Held        Term of Office
Carmine Catizone, age 54      President, Director      Inception
                                                       to present

Daniel Generelli, age 36      Secretary/Treasurer      Inception
                            Vice-President/Director    to present

Resumes:

Carmine Catizone.   Mr. Catizone has been
President and a director of the Company since its
inception in August 1995.  From June 1988 to July
1994, Mr. Catizone was President and a Director of
J&E Beauty Supply, Inc., a retail and wholesale
beauty supply distributor.   Mr. Catizone served
as President and a director of C&C Investments,
Inc., a blank check company (now known as T.O.P.S.
Medical Corp., which provided chemicals for
transportation of organs) from July 1977 to
December 1984.  Mr. Catizone is not currently
involved with T.O.P.S. Medical Corp.   From June
1980 to December 1985, Mr. Catizone had been
district sales manager (engaged in sales of
cosmetics) for Chattem Labs.   Mr. Catizone
received his Bachelor of Science degree from Fairleigh Dickerson University in 1972.

Daniel Generelli.   Mr. Generelli has been
Secretary-Treasurer and a director of the Company
since inception in August 1995.   From December
1989 to July 1995, Mr. Generelli was
Secretary/Treasurer and a director of J&E Beauty
Supply, Inc., a retail and wholesale beauty supply
distributor.   From December 1984 to December
1989, Mr. Generelli was employed as a distribution
supervisor with Tags Beauty Supply, a retail and
wholesale beauty supply distributor in Fairfield,
NJ.   Mr. Generelli graduated from Ramapo College
of New Jersey with a Bachelor of Science degree in June of 1984.

Remuneration.   To date, the Company has not
entered into employment agreements nor are any
contemplated.   Mr. Generelli and Mr. Catizone
were paid approximately $30,000 per year.
Although he is still an officer and director of
the Company, Mr. Generelli is no longer an
employee of the Company as of February 2001.
Until March 2001, all of Mr. Catizone's $30,000
salary had been accrued.   Mr. Carmine Catizone
($155,000) and Mr. Pat Catizone ($18,750) forgave accrued salaries totaling $173,750 which is reflected in the financial statements as additional paid-in capital for the year ended
March 31, 2001.

Board of Directors Compensation.   Members of the
Board of Directors may receive an amount yet to be
determined annually for their participation and
will be required to attend a minimum of four
meetings per fiscal year.   To date, the Company
has paid $0.00 in directors' expenses.


ITEM 11.   SECURITY OWNERSHIP OF CERTAIN
           BENEFICIAL OWNERS AND MANAGEMENT


The following tabulates holdings of shares of the
Company by each person who, subject to the above,
at the date of this registration statement,
holders of record or is known by Management to own
beneficially more than 5.0% of the Common Shares
and, in addition, by all directors and officers of
the Company individually and as a group.   Each
named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

              Shareholdings at Date of
                   This Prospectus

                                                               Percentage of
                                Number & Class(1)              Outstanding
Name and Address                  of Shares                   Common Shares


Carmine Catizone              Common  808,000                     43.33%
10 1/2 Walker Avenue
Morristown, NJ 07960

Daniel T. Generelli           Common  80,000                       4.29%
24 Kansas Street
Hackensack, NJ 07601

Pat Catizone                  Common 160,000                       8.58%
                              Common 160,000(2)                    8.58%
266 Cedar Street
Cedar Grove, NJ 07009

Barbara Catizone              Common 160,000                       8.58%
                              Common 160,000(2)                    8.58%
266 Cedar Street
Cedar Grove, NJ 0709

Robyn Conforth                Common 140,000                       7.51%
266 Cedar Street
Cedar Grove, NJ 07009

David Wong                    Common 108,050                       5.79%
300 Rector Place #41
New York, NY 10280

All Directors & Officers             888,000                      47.62%
as a group (2 persons)

(1)Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.
Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.

(2)Pat Catizone and Barbara Catizone are husband and wife and are deemed to be the beneficial owners of each other's shares.

ITEM 12.    CERTAIN RELATIONSHIPS AND RELATED
            TRANSACTIONS

None


ITEM 13.    EXHIBITS, FINANCIAL STATEMENT
            SCHEDULES, AND REPORTS ON FORM 8-K

 (A)    FINANCIAL STATEMENTS AND SCHEDULES

The following financial statements and schedules are filed as part of this report:

Reports of Independent Auditors           9
Balance Sheets                           11
Statements of Operations and
   Comprehensive Income                  12
Statements of Stockholder's Equity       13
Statements of Cash Flows                 14
Notes to Financial Statements            15

Schedules Omitted: All schedules other than those shown have been omitted because they are not applicable, not required, or the required information is shown in the financial statements or notes thereto.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders of
Creative Beauty Supply, Inc.
Totowa, New Jersey

We have audited the accompanying balance sheet of Creative Beauty Supply, Inc. as of March 31, 2001 and the related statements of operations and comprehensive income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Creative Beauty Supply, Inc. as of March 31, 2000, were audited by other auditors whose report dated
May 18, 2000 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creative Beauty Supply, Inc. as of March 31, 2001 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.




Ehrenkrantz Sterling & Co., LLC
Certified Public Accountants
May 16, 2001

           INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders of
Creative Beauty Supply, Inc.
Totowa, New Jersey

We have audited the accompanying balance sheet of Creative Beauty Supply, Inc. as of March 31, 2000, and the related statements of operations and comprehensive income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creative Beauty Supply, Inc. at March 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                 BEDERSON & COMPANY LLP






West Orange, New Jersey
May 18, 2000

CREATIVE BEAUTY SUPPLY, INC.
BALANCE SHEETS

                                                                 March 31
                                                         2001                2000
                                                        -------------------------
                                      ASSETS
CURRENT ASSETS
Cash and cash equivalents                              $235,507          $321,509
Marketable securities                                   178,125                --
Accounts receivable                                       2,406             3,634
Inventory                                                62,721            67,707
Prepaid expenses                                          3,637             2,248
                                                       --------          --------
TOTAL CURRENT ASSETS                                    482,396           395,098
                                                       --------          --------

PROPERTY AND EQUIPMENT, at cost,
  less accumulated depreciation                             375             2,052
                                                       --------          --------
                                                       $482,771          $397,150
                                                       ========          ========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                        $18,759           $16,217
Payroll taxes withheld and accrued                          821                55
Accrued expenses, stockholders salaries                      --           147,404
Accrued expenses                                          2,452             1,759
Deferred income taxes                                    55,093                --
                                                        -------           -------

TOTAL CURRENT LIABILITIES                                77,125           165,435
                                                        -------           -------
COMMITMENTS

STOCKHOLDERS' EQUITY

Preferred stock, par value $.001, authorized 10,000,000
  shares, issued and outstanding  -0-                        --                --
Common stock, par value $.001, authorized 100,000,000
  shares, issued and outstanding 1,864,650 shares         1,865             1,865
Additional paid-in capital                              646,291           472,541
Accumulated deficit                                    (315,542)         (242,691)
Accumulated other comprehensive income                   73,032                --
                                                       --------          --------
                                                        405,646           231,715
                                                      ---------          --------
                                                       $482,771          $397,150
                                                      =========          ========

See notes to financial statements.

CREATIVE BEAUTY SUPPLY, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                      Years Ended March 31
                                                      ----------------------
                                                  2001                     2000
                                               ----------               ----------
NET SALES                                       $240,420                  $245,309
                                                --------                  --------
COST OF GOODS SOLD                               188,736                   174,722
                                                --------                  --------
GROSS PROFIT                                      51,684                    70,587
                                                --------                  --------
OTHER EXPENSES
Salaries, officers                                56,936                    61,189
Payroll taxes                                      2,599                     2,561
Auto and delivery                                  8,360                    12,339
Employee welfare                                   7,644                     3,433
Insurance                                          3,404                     3,248
Office                                             2,989                     2,551
Professional fees                                 27,812                    25,530
Rent                                              15,204                    15,137
Store supplies                                     1,587                     1,716
Taxes                                                280                       200
Telephone                                          2,466                     2,012
Utilities                                          2,242                     1,825
Miscellaneous                                        829                       690
Depreciation and amortization                      1,677                     2,361
                                                 -------                   -------
TOTAL OPERATING EXPENSES                         134,029                   134,792
                                                 -------                   -------
LOSS FROM OPERATIONS BEFORE OTHER
   INCOME (DEDUCTIONS)                           (82,345)                  (64,205)
                                                 -------                   -------
OTHER INCOME (DEDUCTIONS)
Interest income                                   15,869                     16,922
Inventory write downs                             (6,375)                        --
                                                 -------                   --------
                                                   9,494                     16,922
                                                 -------                   --------
NET LOSS                                         (72,851)                   (47,283)
OTHER COMPREHENSIVE INCOME, NET OF TAXES
Unrealized holding gains arising during
 the year, net of income taxes of $55,093         73,032                         --
                                                --------                  ---------
TOTAL COMPREHENSIVE INCOME (LOSS)               $    181                  $ (47,283)
                                                ========                  =========
NET LOSS PER COMMON SHARE, BASIC                $  (0.04)                 $   (0.03)
                                                --------                  ---------
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                   1,864,650                  1,864,650
                                              ==========                 ==========

See notes to financial statements.

CREATIVE BEAUTY SUPPLY, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED MARCH 31, 2001 AND 2000

                                                                      Accumulated
                         Common Stock                                     Other
                   Number of              Additional    Accumulated Comprehensive
                    Shares    Amount   Paid-in Capital   Deficit      Income    Total
-----------------------------------------------------------------------------------------
Balance,
 April 1, 1999    1,864,650   $1,865       $472,541     $(195,408)   $    --   $278,998

Net loss                 --       --             --       (47,283)        --    (47,283)
                   --------   ------       --------     ---------     ------   --------
Balance,
  March 31, 2000  1,864,650    1,865        472,541      (242,691)        --    231,715

Net Loss                 --       --             --       (72,851)        --    (72,851)

Forgiveness of debt by
   stockholders          --       --        173,750            --         --    173,750
Other comprehensive income,
   net of income taxes
   of $55,093            --       --             --            --     73,032     73,032
                  ---------   ------       --------     ---------     -------  --------
Balance,
   March 31, 2001 1,864,650   $1,865       $646,291     $(315,542)   $73,032   $405,646
                  =========   ======      =========     =========    =======   ========

See notes to financial statements

CREATIVE BEAUTY SUPPLY, INC.
STATEMENTS OF CASH FLOWS

                                                      Years Ended March 31
                                                     -----------------------
                                                  2001                     2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                       $ (72,851)              $(47,283)
Adjustments to reconcile net loss to net cash
   used in operating activities
Depreciation and amortization                      1,677                  2,361
(Increase) decrease in current assets
Accounts receivable                                1,228                   (371)
Inventory                                          4,986                  5,197
Prepaid expenses                                  (1,389)                   183
Increase (decrease) in current liabilities
Accounts payable                                   2,542                  6,354
Payroll taxes withheld and accrued                   766                   (643)
Accrued expenses                                 (27,039)                31,028
                                              ----------              ---------
Net cash used in operating activities            (36,002)                (3,174)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in marketable securities              (50,000)                    --
                                               ---------              ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS        (86,002)                (3,174)

CASH AND CASH EQUIVALENTS, beginning of year     321,509                324,683
                                               ---------              ---------
CASH AND CASH EQUIVALENTS, end of year          $235,507               $321,509
                                               =========              =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Non cash financing activities:
   Forgiveness of debt by stockholders          $173,750               $     --

See notes to financial statements.

CREATIVE BEAUTY SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
Creative Beauty Supply, Inc. was incorporated in the State of New Jersey on August 28, 1995, and commenced operations on January 2, 1996. The
Company sells cosmetic and beauty supplies both on the retail and wholesale levels to the general public and beauty salons in Northern and Central
New Jersey.

The Company is located in Totowa, New Jersey and had two employees until February 2001, at which-time, one employee left leaving only one employee at March 31, 2001.

ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
Net sales are recognized at the time products are shipped to customers. Over the counter sales are recorded at the point of sale.

CASH EQUIVALENTS
The Company considers all highly liquid
investments purchased with an original maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES
The Company has elected to classify its
investments in equity securities as available-for sale and report them at fair value, with unrealized gain or loss excluded from earnings and reported as a separate component of equity as accumulated other comprehensive income.

PROVISION FOR DOUBTFUL ACCOUNTS
Bad debts are provided on the allowance method based on historical experience and management's evaluation of outstanding accounts receivable.
Management considered accounts receivable at March

31, 2001 and 2000 to be fully collectible;
accordingly, no allowance for doubtful accounts was provided for at March 31, 2001 and 2000.

INVENTORY
Inventory, consisting of finished goods, is valued at lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT
Property and equipment are recorded at cost.
Depreciation of property and equipment is provided for over the estimated useful lives of the respective assets. Depreciation is recorded based on the straight-line method.

The major classes of assets and ranges of
estimated useful lives are as follows:
                                   Years
Delivery equipment                  5
Furniture and office equipment      7

Maintenance, repairs and minor renewals are charged to earnings when they are incurred. When assets are retired or otherwise disposed of, the assets and related allowance for depreciation and amortization are eliminated from the account and any resulting gain or loss is reflected in income.

INCOME TAXES
Deferred income taxes are provided on the liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

LONG-LIVED ASSETS
The Company reviews long-lived assets for impairments whenever events or changes in business circumstances occur that indicate that carrying amount of the assets may not be recoverable. The
Company assesses the recoverability of long-lived assets held and to be used based on undiscounted cash flows, and measures the impairment, if any, using discounted cash flows.

EXPENSES RELATED TO SALE AND ISSUANCE OF
SECURITIES
All costs incurred in connection with the sale and issuance of the Company's common stock have been charged to additional paid-in capital.

NET LOSS PER COMMON SHARE
The Financial Accounting Standard Board issued
"SFAS" No. 128, which requires the presentation on the face of the income statement "basic" earnings per share and "diluted" earnings per share. Basic earnings per share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of outstanding common shares. The calculation of diluted earnings per share is similar to basic earnings per share except the denominator includes dilutive common stock equivalents such as stock options and convertible debentures. There were no dilutive common stock equivalents for all periods presented.

COMPREHENSIVE INCOME
Comprehensive income includes net earnings adjusted for certain revenues, expenses, gains and losses that are excluded from net earnings under generally accepted accounting principles.

RECLASSIFICATIONS
Certain reclassifications were made to the 2000 financial statements presentation in order to conform to the 2001 financial statements presentation.

Note 2: CONCENTRATION OF CREDIT RISK

The Company sells its products to various customers primarily in Northern and Central New
Jersey. The Company performs ongoing credit evaluations on its customers and generally does not require collateral.

The Company maintains its cash balances with a major bank. The balances are insured by the Federal Deposit Insurance Corporation up to
$100,000 per depositor.  At March 31, 2001, the
Company's uninsured cash balances approximated
$140,000.

The Company has made an investment in a single
marketable equity security which represents
approximately 37% of its total assets.   There is
no guarantee that the market value will not decline.

Note 3: ECONOMIC DEPENDENCY

For the year ended March 31, 2001, the Company purchased approximately 57% of its products from one supplier. Management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a delay in obtaining merchandise and possible loss of sales which could effect operating results.

Note 4: FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, trade receivable accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short-term maturities.

The investment in marketable equity securities is recorded at fair value based on quoted market prices.

Note 5: MARKETABLE SECURITIES

The cost and fair value of marketable equity securities that are available for sale are as follows:

                                                    March 31
                                            -------------------------
                                              2001              2000
                                            -------           -------
Cost                                        $50,000          $     --
Gross unrealized gains                      128,125                --
                                            -------          --------
Fair Value                                 $178,125          $     --
                                           ========          ========

The unrealized appreciation of marketable equity securities that are available for sale is as follows:

                                                   March 31
                                         ---------------------------
                                           2001                2000
                                         --------             ------
Net unrealized gains                     $128,125           $      --
Deferred income taxes                     (55,093)                 --
                                         --------           ---------
                                          $73,032           $      --
                                         ========           =========

There were no sales proceeds and realized gains or losses on securities classified as available for sale in 2001 and 2000.

Note 6: PROPERTY AND EQUIPMENT

The components of property and equipment are as follows:

                                                   March 31
                                           --------------------------
                                             2001                2000
                                           --------------------------
Delivery equipment                         $9,750              $9,750
Furniture and office equipment              1,500               1,500
                                           ------              ------
                                           11,250              11,250
Less: Accumulated depreciation             10,875               9,198
                                           ------              ------
                                           $  375              $2,052
                                           ======              ======

Depreciation expense for the years ended March 31, 2001 and 2000 was $1,677 and $2,164, respectively.

Note 7: INCOME TAXES

The deferred income tax asset at March 31, 2001 and 2000 related to Federal and state net operating losses and accrued stockholder salaries at March 31, 2000. The resulting deferred tax asset has been fully offset by a valuation allowance. The valuation allowance has been established equal to the full amount of the deferred tax assets as the Company is not assured at March 31, 2001 that is more likely than not that these benefits will be realized.

The deferred income tax liability at March 31, 2001 relates to an unrealized holding gain from an investment in marketable equity securities held for sale.

Net operating loss carryforwards and temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to the net deferred tax liability relate to the following:

                                                    March 31
                                              -----------------------
                                               2001             2000
                                              -----------------------
Net operating loss carryforwards             $60,744         $ 41,313

Accrued liabilities, principally due to
  expenses not currently deductible for
  income tax purposes                             --           62,887

Unrealized holding gain                      (55,093)              --
                                             -------          -------
                                               5,651          104,200

Less valuation allowance for deferred
  tax assets                                 (60,744)         104,200
                                             -------          -------
Net deferred income tax assets
  and liabilities                          $ (55,093)        $     --
                                           =========         ========

The change in the valuation allowance for the year ended March 31, 2001 was a net decrease of $43,456 due to forgiveness of debt for salaries due to stockholders and current year net operating loss.

A reconciliation between the statutory federal income tax rate (34%) and the effective income tax rates based on continuing operation is as follows:

                                             Year Ended March 31
                                           --------------------------
                                           2001                  2000
                                           --------------------------
Statutory federal income tax             $34,306           $ (16,076)
State income tax (benefit)                 9,081              (4,237)
Non deductible items                          69                  --
Valuation allowance                      (43,456)             20,313
                                         --------           --------
Net income tax expense                  $     --          $       --
                                        ========          ==========

Federal net operating loss carryforwards of $141,487 will expire through the year 2016 and the state net operating loss carryforwards of $140,437 will expire through the year 2006.

Note: 8 SALES

Wholesale sales consist of sales to beauty salons of merchandise for resale. Sales of merchandise to beauty salons for their own consumption, not for resale, are considered retail sales. All sales to the general public are also considered retail sales.

Net sales are summarized as follows:

                                           Year Ended March 31
                                       ---------------------------
                                       2001                   2000
                                       ---------------------------
Wholesale                             $106,919              $103,470
Retail                                 133,501               141,839
                                      --------              --------
                                      $240,420              $245,309
                                      ========              ========

Note: 9 ADDITIONAL PAID-IN CAPITAL

In March 2001, two stockholders forgave accrued salaries due them in the amount of $173,750 which is reflected in the financial statements as additional paid-in capital for the year ended
March 31, 2001.

Note:10 COMMITMENTS

In April of 1999, the Company entered into a lease agreement with a non-related party for a term of three (3) years commencing May 1, 1999 for the rental of its executive offices, retail, wholesale and warehouse facilities in Totowa, New Jersey at a monthly rental of $1,200 per month for the first twelve (12) months and $1,300 a month for each of the remaining twenty four (24) months. Total rent charged to operations for the years ended March
31, 2001 and 2000 was $15,205 and $15,137
respectively.

The minimum annual future payments are as follows:

Years Ended
  March 31
  --------
     2002                          $15,600
     2003                            1,300
                                  --------
     Total                         $16,900
                                  ========
--  END OF FINANCIAL STATEMENTS --

(b)    List of Exhibits

          The following exhibits are filed with
this report:

(2.1) Articles of Incorporation incorporated by reference to Form 10SB filed June 14,
          1999, file #0-26361
(2.2) Bylaws incorporated by reference to Form
          10SB filed June 14, 1999, file #0-26361
(3.1) Common Stock Certificate incorporated by reference to Form 10SB filed June 14,
          1999, file #0-26361

 (B)    REPORTS ON FORM 8-K
          None

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned duly authorized person.

Date: July 10, 2001   Creative Beauty Supply, Inc.

                             /s/ Carmine Catizone
                             ---------------------
                             By: Carmine Catizone,
                                 President

Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

/s/Carmine Catizone                                7/10/2001
-----------------------
Carmine Catizone
President and Director
(Principal Executive Officer)

/s/Daniel Generelli                                7/10/2001
------------------------
Daniel Generelli
Principal Financial Officer/Controller/Director